EXHIBIT 99.1

Premier Exhibitions Announces Strategic Restructuring

Will Separate Into Two Operating Divisions

ATLANTA, Sept. 29, 2011 (GLOBE NEWSWIRE) -- Premier Exhibitions, Inc. ("Premier" or the "Company") (Nasdaq:PRXI), a leading provider of museum quality touring exhibitions, announced today it intends to separate its operations into two separate operating divisions which will function as separate subsidiaries of Premier. Premier is undertaking this restructuring to better position the Company to pursue strategic alternatives and manage both businesses independently.

Premier's business will be divided into an exhibition management subsidiary and a content subsidiary.  The content division will be the Company's existing subsidiary, RMS Titanic, Inc. ("RMST"), which holds all of the Company's rights with respect to the Titanic assets and is the salvor-in-possession of the Titanic wreck site.  These assets include title to all of the recovered artifacts in the Company's possession, in addition to all of the intellectual property (video, photos, maps, etc.) related to the recovery of the artifacts and research of the ship. In addition, all of Premier's collection and curatorial staff will be employed by the RMST subsidiary.

The Company will form a new entity, Premier Exhibition Management ("PEM") to manage all of the Company's exhibition operations. This will include the operation and management of Premier's Bodies, Titanic and Dialog in the Dark exhibitions. PEM will also pursue "fee for service" arrangements to manage content owned or licensed by third parties. All personnel not directly involved in the management of the Titanic artifacts will function as employees of the PEM subsidiary.

"This restructuring highlights the two very different aspects of Premier – that of a company owning valuable content and an exhibition operating company. This initiative will enable management to more effectively pursue the best business opportunities available to each operating unit independently, and also enable Premier to pursue strategic alternatives," said Mark Sellers, Chairman of Premier.

About Premier Exhibitions

Premier Exhibitions, Inc. (Nasdaq:PRXI) is located in Atlanta, GA and is a major provider of museum-quality exhibitions throughout the world. Premier Exhibitions, Inc. is a recognized leader in developing and displaying unique exhibitions for education and entertainment. The Company's exhibitions present unique opportunities to experience compelling stories using authentic objects and artifacts in diverse environments. Exhibitions are presented in museums, exhibition centers and other entertainment venues. Additional information about Premier Exhibitions is available at www.prxi.com.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve certain risks and uncertainties. The actual results or outcomes of Premier Exhibitions, Inc. may differ materially from those anticipated. Although Premier Exhibitions believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any such assumptions could prove to be inaccurate. Therefore, Premier Exhibitions can provide no assurance that any of the forward-looking statements contained in this press release will prove to be accurate.

In light of the significant uncertainties and risks inherent in the forward-looking statements included in this press release, such information should not be regarded as a representation by Premier Exhibitions, Inc. that its objectives or plans will be achieved. Included in these uncertainties and risks are, among other things, fluctuations in operating results, general economic conditions, uncertainty regarding the results of certain legal proceedings and competition. Forward-looking statements consist of statements other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as "may," "intend," "expect," "will," "anticipate," "estimate" or "continue" or the negatives thereof or other variations thereon or comparable terminology. Because they are forward-looking, such statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Premier Exhibitions, Inc.'s most recent Annual and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled "Risk Factors." Premier Exhibitions, Inc. does not undertake an obligation to update publicly any of its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CONTACT: Michael J. Little
         Chief Financial Officer
         (404) 842-2600
         michael.little@prxi.com